Exhibit 99.1

                                DURLAND & COMPANY
                            CERTIFIED PUBLIC ACCOUNTS
                           A PROFESSIONAL ASSOCIATION
                                  P.O. Box 1175
                              PALM BEACH, FL 33480
                          (561) 822-9995 * FAX 822-9942






Imaginenet Corp.
West Palm Beach, FL 33401



Gentlemen:


We are unable to complete the review of the financial statements of Imaginenet Corp., as of April 30, 2003 in time for the Company's Form 10-QSB to be filed timely, due to unforseen circumstances.



Sincerely,

/s/ Durland & Company, CPA's, P.A.
Durland & Company, CPA's, P.A.
June 16, 2003